Exhibit 10.43

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

LICENSE AGREEMENT

FOR USE OF CATALENT IPSC LINES

IN PRE-CLINICAL AND CLINICAL DEVELOPMENT, AND COMMERCIALISATION OF CELL

THERAPIES

This License Agreement (this “Agreement”) is made effective as of December 12, 2022 (“Effective Date”) by and between

Catalent Düsseldorf GmbH, [***]

(hereinafter “Catalent”)

And

Clade Therapeutics, Inc., [***], USA

(hereinafter “Customer”)

(Catalent and Customer hereinafter jointly the “Parties” or each being a “Party”)

Preamble

WHEREAS, Catalent and Customer intend to cooperate in the field of Advanced Therapy Medical Products (as defined below) development focusing on cell therapy based on iPSC (as defined below);

WHEREAS, Customer has evaluated certain of Catalent’s iPSC and related Materials Information provided by Catalent to Customer under the terms of the Material Transfer Agreement – Material for Evaluation (“Material Transfer Agreement”) entered into on August 25, 2021 (“MTA Effective Date”);

WHEREAS, Catalent produces iPSC (as defined below) derived from human cord blood CD34+ cells under GMP (as defined below) conditions and is prepared to license those cells to Customer under the terms of this Agreement;

WHEREAS, Customer is developing new medical therapies in the field of cell therapy and intends to use the GMP iPSC line to perform pre-clinical research and clinical trial(s), and file applications for Regulatory Approval with regard to developing iPSC derived cell therapies and wishes to obtain a license for Catalent’s iPSC [***];

WHEREAS, Catalent’s manufacturing process of iPSC and/or their use are covered by patents and/or patent applications [***]; and

WHEREAS, the Donors (as defined below) have given their informed consent for the use of their cells for ATMP-associated pre-clinical, clinical and commercial application.

NOW, therefore, for and in consideration of the foregoing, the Parties agree as follows:

1.	Definitions

In this Agreement the following terms shall have the following meaning:

1.1.

“Advanced Therapy Medical Products” or “ATMP” means any biological product for the prevention, treatment, or cure of a disease or condition of humans, which product is based on genes, tissue or cells, including cell therapy, transplantations and regenerative medicine.

1.2.

“Affiliate(s)” means, with respect to any individual or corporation, partnership, limited liability company, partnership, association, trust, unincorporated entity, or other legal entity, including any governmental unit or agency thereof (each, a “Person”), any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For the purposes of this definition, “control” (including, with correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of 50% or more of the voting interests of such Person, through contract, or otherwise.

1.3.

“Applicable Laws” means with respect to a Party, all laws, ordinances, rules, and regulations currently in effect or enacted or promulgated during the Term, and as amended from time to time, of each jurisdiction in which such Party performs the applicable activities under this Agreement.

1.4.	“Audit Report” has the meaning set forth in Section 2.2.
1.5.

“Background Knowledge” means all intellectual property rights (whether or not registered or registerable), including without limitation any and all patents, utility models, inventions, improvements or discoveries, know-how, trade secrets, copyrights, design rights, database and software rights, and any application or right to apply for registration of any such rights, and all other proprietary or Confidential Information, in each case, owned or controlled by a Party, (a) prior to the MTA Effective Date or (b) during the Term but conceived, reduced to practice or generated by or on behalf of such Party outside the scope of the MTA or this Agreement. [***]. For clarity, Catalent will not disclose to Customer any of its Background Knowledge related to differentiation of iPSC under this Agreement.

1.6.

“Clinical Trial” means, with respect to Product, a human clinical trial of such Product (a) with the endpoint of determining initial tolerance, toxicity, safety or pharmacokinetic information that complies with the requirements of [***] or foreign equivalent regulations (such human clinical trial a “Phase 1 Clinical Trial”), (b) that is a preliminary efficacy and safety or dose ranging trial in the target patient population that complies with the requirements of [***] or foreign equivalent regulations (such human clinical trial a “Phase 2 Clinical Trial”) or (c) that complies with the requirements of [***] or foreign equivalent regulations (such human clinical trial a “Phase 3 Clinical Trial”).

1.7.	“Disclosing Party” has the meaning set forth in Section 7.1.
1.8.	“Donor” means a person who has donated cord blood from which any iPSC was derived.
1.9.

“First Commercial Sale” means, with regard to any Product in any country, the first sale of such Product by Customer, any Affiliate of Customer or Permitted Recipient for compensation and use or consumption by the general public after Marketing Authorization for such Product has been obtained in such country. For avoidance of doubt, sales prior to receipt of a Marketing Authorization necessary to commence regular commercial sales, such as so-called “treatment IND sales”, “named patient sales” and “compassionate use sales,” shall not be construed as a First Commercial Sale.

1.10.

“GMP” means current Good Manufacturing Practices promulgated by the Regulatory Authorities in the jurisdictions included in Applicable Laws (as applicable to Customer and Catalent, respectively), if and as implemented in the relevant constituent country, such as methods to be used in, and the facilities or controls to be used for, the manufacture, processing, testing, packaging, labelling, handling or storage of Product to assure that it is safe, and has the identity and strength and meets the quality and purity characteristics that it purports, or is represented, to possess.

1.11.

“IND” means an Investigational New Drug Application for the Product filed with the United States Food and Drug Administration or any comparable filing made with a Regulatory Authority in another country.

1.12.	“Indemnified Matter” has the meaning set forth in Section 12.4.
1.13.	“Indication” means any human disease or condition, including the cure, mitigation, treatment, or prevention of any such disease or condition.
1.14.	[***].
1.15.

“iPSC” means human induced pluripotent stem cells that are provided by Catalent to Customer under this Agreement as described in Section 3.1. For clarity, the iPSC provided under this Agreement are [***] cell line and such cell line is identical to the cell line provided by Catalent to Customer under the Material Transfer Agreement, except for the number of passages for expansion.

1.16.

“Marketing Authorization” means, with respect to a Product, an approval by a Regulatory Authority permitting the regular commercial sale of such Product in the applicable market in a country, region or other jurisdiction in the Territory.

1.17.

“Material Breach” means a breach (including an anticipatory breach) of this Agreement which is not minimal or trivial in its consequences to the non-breaching Party. In deciding whether any breach is material, no regard shall be had to whether it occurs by some accident, mishap, mistake or misunderstanding.

1.18.	“Materials” means (i) iPSC, (ii) Progeny, and (iii) Modifications.

1.19.

“Materials Information” means standard documentation, in each case provided by Catalent to Customer, including, but not limited to donor infectious disease marker testing (both the testing on donor at the time of donation and tests that were repeated on later stage materials (e.g., MCB)), information on tests and kits used, blank or un-executed versions of informed consent document (translated in English language) and donor history questionnaires (translated in English language) and information related to the iPSC, including but not limited to the certificate of analysis of iPSC, specifications of iPSC, guidelines for handling, including, but not limited to, storage, transportation, and destruction, but not including Donor identity or other legally impermissible information.

1.20.	“Modifications” means cells which are created by or on behalf of Customer, any of its Affiliates, and its and their Subcontractors or Permitted Recipients through the use of iPSC or Progeny, [***].
1.21.	“Net Sales” means, [***].
1.22.	“Notice of Corrective Action” has the meaning set forth in Section 2.2.
1.23.

“Permitted Recipients” means any Third Party to whom Customer or any of its Affiliates has, directly or indirectly, granted a right to market and commercialize (subject to royalties payable by Customer to Catalent in accordance with the terms and conditions of this Agreement) whether or not in connection with the right to develop or manufacture, one or more of the Products or Modifications, under a sublicense or any other definitive agreement between such parties.

1.24.	“Product” or “Products” means [***]. Each Product [***] shall trigger payments as per Section 10 of this Agreement. [***].
1.25.

“Progeny” means [***]. In Progeny, a distinction is made according to [***]. “Progeny 1” means [***]. “Progeny 2” means [***]. In this Agreement, the term “Progeny” shall mean both Progeny 1 and Progeny 2.

1.26.

“Purpose” means the development, manufacture and commercialization by or on behalf of Customer, Subcontractor or a Permitted Recipient of Modifications or Products that qualify or are developed for the purposes of qualifying as an ATMP, including clinical applications, efficacy testing and applications for Regulatory Approval and Marketing Authorization in the Territory, all aforesaid with regard to any Indication. The Purpose excludes any use for diagnostic purposes, candidate drug screening or fundamental scientific research.

1.27.	“Receiving Party” has the meaning set forth in Section 7.1.
1.28.

“Regulatory Approval” means any approvals, product and/or establishment licenses, registrations or authorizations, including approvals pursuant to an IND application, Biologics License Application, New Drug Application, Abbreviated New Drug Application and Emergency Use Authorization or similar concept, as applicable (or equivalent non-U.S. filings, such as European marketing authorization applications) of any Regulatory Authority that are necessary for the development, manufacture, use, storage, exportation, importation, transport, promotion, marketing, distribution or sale of Product anywhere in the world, including pricing and reimbursement approval if required.

1.29.

“Regulatory Authority” means a multinational, national, state, local, or other governmental or regulatory body, agency, department, bureau, authority, court, or other entity that is responsible for (A) the regulation (including pricing) of any aspect of pharmaceutical or medicinal products intended for human use or (B) health, safety, or environmental matters generally. In the United States, this includes the United States Food and Drug Administration; and, in the European Union, this includes the European Medicines Agency.

1.30.	“Representatives” has the meaning set forth in Section 7.2.
1.31.

“Results” shall mean any results, patentable or not patentable, obtained by Customer from and during the use of Material, regardless of their nature or medium (including but not limited to raw data obtained during experiments, products, materials, graphs, statistical analysis and intermediary or final study report). For sake of clarity: Catalent’s Background Knowledge and Customer’s Background Knowledge are not part of the Results.

1.32.

“Subcontractor” means, with respect to Customer, its Affiliates or Permitted Recipients, any entity, including but not limited to a contractor, subcontractor, vendor or advisor that provides development or manufacturing services in connection with the Products or Modifications, for consideration, with whom Customer, its Affiliate or Permitted Recipient, as applicable, has entered into a written agreement for the provision of such services. Customer is obliged to ensure that its Affiliates, Subcontractors, Permitted Recipients or its Affiliates’ or its Permitted Recipients’ Subcontractors comply with the applicable terms of this Agreement and are bound by an agreement which protects Confidential Information of Catalent, Customer, its Affiliate or

Permitted Recipient in a manner consistent with this Agreement. [***].

1.33.	“Term” has the meaning set forth in Section 13.1.
1.34.	“Territory” means worldwide.
1.35.	“Third Party” means any person or entity that is not a Party and/or its Affiliates.
1.36.	“Upfront Fee” has the meaning set forth in Section 10.2.
1.37.	“User Notice” has the meaning set forth in Section 4.1.
2.	GMP audit
2.1.

Within [***] of the Effective Date, Catalent shall grant Customer access to Catalent’s [***] facility on a mutually agreeable date and at a mutually agreeable time during regular business hours for up to [***] to perform an audit to confirm the GMP compliance of the manufacturing process of the iPSC line. No more than [***] of Customer’s Representatives will be permitted into Catalent’s facility at a time and such Representatives shall abide by all reasonable Catalent safety rules and other applicable visitor and employee policies and procedures. Customer shall be responsible for the compliance of its Representatives. Customer’s Representatives who are not employees of Customer shall be required to sign Catalent’s standard visitor confidentiality agreement and agree to comply with all reasonable health and safety instructions Catalent may provide prior to being allowed access to the facility.

2.2.

No later than [***] following the GMP audit set forth in Section 2.1, Customer shall provide to Catalent a copy of the audit report (“Audit Report”). If any deficiencies are mentioned in the Audit Report, Catalent will, use commercially reasonable efforts to implement corrective actions as required by Applicable Laws. Corrective action may be requested by Customer only with regard to the Materials Information and documentation related to the manufacturing of the iPSC or analyses, not to the quality of the iPSC line to the extent corrective action regarding the quality of the iPSC line is not practicable. Catalent will notify promptly Customer after implementation of any corrective actions (“Notice of Corrective Actions”). Customer shall finalize the GMP audit, and to the extent necessary perform a subsequent audit in accordance with the procedures set forth in this Section 2.2, and notify Catalent of successful or deficient correction of deficiencies within a [***] after receipt of the Notice of Corrective Actions.

3.	License, Delivery of iPSC and Materials Information
3.1.	Within [*** after receipt of the Upfront Fee, Catalent shall, at Customer’s sole cost and expense, initiate the shipment process to Customer’s designated location of the following:
a)	[***] cell line, [***].
b)	all then-existing Materials Information.

Unless agreed upon otherwise in writing, Catalent shall make the iPSC available at Catalent’s facility for shipping by Customer’s carrier of choice to Customer’s facility, at Customer’s sole cost and expense plus a [***] administrative charge. Shipment costs shall be pre-approved by Customer, such approval not to be unreasonably withheld or delayed. Risk of loss of the iPSC shall pass to Customer when released by Catalent at the Catalent site to Customer’s designated common carrier. Catalent shall not be responsible for iPSC in transit, and Customer shall be responsible for procuring any insurance and the cost thereof, any transport fee for iPSC, and any risk associated with transit or customs delay, storage, or handling, provided that Catalent shall be responsible for packaging the transferred cell line in accordance with specifications agreed by the Parties and any loss or damage resulting from Catalent’s failure to comply with such specifications shall be borne by Catalent. Customer shall provide in writing to Catalent its designated location for the shipment. After the receipt of the Upfront Fee, Catalent shall provide to Customer all currently-available Materials Information as described above, and shall thereafter provide any new Materials Information to Customer promptly after it becomes available to Catalent.

[***].

3.2.	[***].
4.	Limited Use of Materials and Materials Information
4.1.

Customer and its Affiliates shall use Materials and Materials Information solely during the Term in the Territory for the Purpose (including the manufacture, use and commercialization of Modifications for the Purpose and the exploitation of Products). Customer acknowledges and commits to respect on its behalf and its Affiliates’ behalf, the User Notice attached to this

Agreement as Annex I and incorporated herein by reference (“User Notice”).

4.2.

Customer shall maintain control of the iPSC and Progeny in its or its Affiliates’ possession. Customer and/or its Affiliates, as may be applicable, shall have the right to transfer the iPSC or Progeny to any Third Party provided that (a) Customer provides written notice of such proposed transfer to Catalent at least [***] in advance of such transfer, (b) such Third Party agrees in writing to restrictions on the use and transfer of iPSC or Progeny that are consistent with the terms of this Agreement, and (c) Customer shall not transfer to any Third Party any Progeny unless such transfer is to a Subcontractor or Permitted Recipient for development and manufacturing purposes. To the extent applicable, Customer shall notify the Third Party of the User Notice and provide to the Third Party a copy of the User Notice amended for clarity as indicated in the footnotes of the said User Notice and shall receive written confirmation from such Third Party that it shall use the Materials only for the Purpose and in compliance with the User Notice and the applicable terms of this Agreement.

4.3.	Customer acknowledges and agrees:
a)	iPSC and Progeny as well as their use [***];
b)	Customer will use the iPSC or Progeny only in compliance with the terms of this Agreement and acknowledges the restrictions in the User Notice attached to this Agreement as Annex I;
c)

that this Agreement does not grant to Customer any right or license to use, develop or otherwise exploit (i) the iPSC and Progeny [***], except for internal research within the scope of the Purpose and, (ii) until the condition set forth in Section 4.3(d) is fulfilled, Modifications [***], except for internal research within the scope of the Purpose;

d)	that, at the latest upon initiation of a clinical study – besides this Agreement with Catalent – Customer is required to [***];
e)	For purposes of the foregoing, [***]
4.4.	Upon request by Catalent, Customer will provide an update on the status of [***].
5.	Handling of Materials
5.1.

Customer acknowledges that Materials are experimental in nature and may have unknown biohazardous characteristics; Customer shall use prudence and reasonable care in the handling, including, but not limited to the storage, transportation, containment and destruction of Materials.

5.2.	Each Party shall promptly give written notice to the other Party of any containment or quality issues relating to Materials.
5.3.	Each Party shall comply with Applicable Laws relating to Materials.
6.	Return or Destruction of Materials
6.1.

Upon termination of this Agreement and except to the extent retention is required under Applicable Laws, including for any regulatory purposes or bridging studies and for other post-trial or commercial investigations, Customer shall (and shall cause any Affiliate or Third Party in possession of any Materials) either, at Catalent’s sole option, (a) return to Catalent without delay, but in no event more than [***] from the receipt of written notice from Catalent, any remaining iPSC and Progeny 1, Materials Information (subject to any Applicable Laws) as well as any other of Catalent’s Confidential Information in tangible form received from Catalent and in Customer’s possession, at Customer’s sole cost and expense and diligently destroy Progeny 2 and Modifications generated under this Agreement (subject to any Applicable Laws and subject to Section 13.2) in Customer’s possession and confirm such destruction in writing to Catalent; or (b) diligently destroy all remaining Materials, Materials Information as well as any other of Catalent’s Confidential Information (subject to any Applicable Laws) in tangible form received from Catalent and in Customer’s possession and confirm such destruction in writing to Catalent, provided that Catalent shall within [***] of the effective date of termination provide written notice to Customer of its option. In the case of subsection (a) or (b), Customer shall confirm the applicable destruction to Catalent by means of a written statement signed by a senior executive of Customer, which statement shall be issued within [***] following the destruction.

6.2.

If Catalent does not request return or destruction, as applicable, of Materials and Materials Information in writing in accordance with 6.1 (a) or 6.1 (b) within [***] of the end of the date of termination, then Customer may, at its option, promptly return or destroy such iPSC and Progeny 1 and Materials Information and destroy such Progeny 2 and Modifications in accordance with subsection (a) and (b) of Section 6.1.

7.	Confidentiality

7.1.

“Confidential Information” means all confidential and proprietary information furnished by or on behalf of a Party (the, “Disclosing Party”), to the other Party ( “Receiving Party”) its Affiliates or any of its Representatives, in connection with this Agreement, whether furnished before, on, or after the Effective Date and regardless of the form in which furnished, including written, verbal, visual, electronic, or in any other media or manner and information acquired by observation or otherwise during any site visit at the Disclosing Party’s facility. Confidential Information of Disclosing Party may include, but is not limited to, Materials, information disclosed in non-public patent applications, gene sequences, nucleic acid sequences, amino acid sequences, vector sequences, samples, chemical compounds, biological materials, techniques, sketches, works of authorship, models, inventions, proprietary technologies, trade secrets, discoveries, know-how, analyses, compilations, business or technical information and other proprietary materials prepared by such Disclosing Party, its Affiliates, or any of its or their respective Representatives, and processes related to the current, future, and proposed products or services of the Disclosing Party, including without limitation its respective information concerning research, experimental work, development, design details and specifications, engineering, financing, procurement requirements, purchasing, manufacturing, customers, investors, employees, business and contractual relationships, business forecasts, analyst reports, sales and merchandising and marketing plans. The existence of this Agreement and the fact that Confidential Information is being disclosed is the Confidential Information of both Parties.

7.2.	During the Term and for a period of [***] thereafter, Receiving Party agrees to, and to cause its Affiliates and its Representatives:
a)	to use the Disclosing Party’s Confidential Information solely for the performance of its obligations or exercise of its rights under this Agreement and for no other reason;
b)

to take reasonable and adequate measures to protect the confidentiality of the Disclosing Party’s Confidential Information, such measures shall be at least the equivalent of measures which the Receiving Party uses to protect the Receiving Party’s own proprietary information;

c)	to disclose or make available, directly or indirectly, any of the Disclosing Party’s Confidential Information only to such Receiving Party’s:
(i)	Affiliates and their respective employees, consultants, agents and directors,
(ii)	professional advisers (e.g., lawyers and accountants), and
(iii)

other authorized individuals or Third Parties approved in advance in writing by the Disclosing Party who in each case have a “need to know” the information for the purpose of this Agreement and who are notified that the disclosure is made in confidence,

(i) through (iii) collectively, (“Representatives”) who in each case have a “need to know” the information for a permitted purpose under this Agreement.

All Representatives of Receiving Party who are provided with access to the Disclosing Party’s Confidential Information must be advised of the content of this Section 7 and must be bound by confidentiality and non-use obligations at least as restrictive as those contained herein. Customer may disclose Catalent’s Confidential Information to the extent necessary, to its existing or bona fide potential acquirers, merger partners, investors, Subcontractors, Permitted Recipients, Affiliates and funding sources or to professional advisors (e.g., attorneys, accountants and prospective investment bankers) provided that such entities are bound by reasonable confidentiality and non-use obligations.

7.3.

Notwithstanding Section 7.2, with respect to Confidential Information of Disclosing Party that constitutes trade secrets, the obligations of this Section 7 shall survive for as long as such Confidential Information remains a “Trade Secret” as defined by the Uniform Trade Secrets Act (UTSA) or its successor.

7.4.

Receiving Party will immediately notify the Disclosing Party upon discovery of any loss or unauthorized use or disclosure of the Confidential Information of the Disclosing Party and shall use reasonable efforts to remedy any such loss or unauthorized use or disclosure as reasonably requested by the Disclosing Party. Receiving Party shall be liable for any breach of the obligations set forth in this Section 7 by its Representatives.

7.5.

If the Receiving Party is required by law or regulation (including regulations applicable to the public sale of securities) to make any disclosure of any of the Confidential Information of the Disclosing Party, by order of a court of competent jurisdiction, judicial or administrative order or otherwise, the Receiving Party shall, to the extent permitted under Applicable Laws, first give written notice of such requirement to the Disclosing Party reasonably in advance of disclosure, permit the Disclosing Party to intervene in any relevant proceedings to protect such Disclosing Party’s interests in the Confidential Information, and provide full cooperation and assistance to the Disclosing Party as reasonably requested by Disclosing Party in seeking to obtain a protective order for such Disclosing Party’s Confidential Information. In any event, Receiving Party shall disclose only the minimum amount of Confidential Information of Disclosing Party required to be disclosed. Disclosure of Confidential Information that is required by Applicable Laws shall not relieve the Receiving Party of its obligations contained herein or alter the character of that information as Confidential Information hereunder.

7.6.	The obligations and restrictions imposed by Sections 7.2, 7.3, 7.4 and 7.5 will not apply to any information that the Receiving Party can demonstrate through competent evidence:
a)	was already known to the Receiving Party prior to the Disclosing Party’s disclosure;
b)	is or becomes publicly available through no breach of this Agreement by Receiving Party;
c)	is lawfully obtained by the Receiving Party from a Third Party without breach by such Third Party of an obligation of confidence with respect to the information disclosed, or
d)

was independently developed by the Receiving Party without use of the Confidential Information of Disclosing Party or breach of this Agreement, as evidenced by the Receiving Party’s contemporaneous written records.

7.7.

Notwithstanding the foregoing Section 7.6, (a) specific Confidential Information shall not be deemed to be within the foregoing exceptions of Section 7.6(a)–(d) merely because such information is embraced by more general information in the public domain or in the possession of the Receiving Party, and (b) any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain or in the possession of the Receiving Party, but only if the combination itself and its principle of operation are in the public domain or in the possession of the Receiving Party.

7.8.

The Receiving Party acknowledges that the Disclosing Party (or any Third Party entrusting its own information to the Disclosing Party) claims and retains ownership of all rights in its Confidential Information in the possession of the Receiving Party. Within [***] of the effective date of the termination or expiration of this Agreement, the Receiving Party shall return to the Disclosing Party all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information of the Disclosing Party in the possession or control of the Receiving Party, except that the Receiving Party may retain one copy of the Confidential Information for the sole purpose of ensuring compliance with its obligations under this Agreement and such additional copies that may be stored solely in accordance with the Receiving Party’s automatic archiving and back-up procedures, and to the extent created and retained in a manner consistent with the Receiving Party’s standard archiving and back-up procedures, and provided such copies are not readily accessible and are not used or consulted by the Receiving Party for any purpose other than disaster recovery.

7.9.

Except as set forth in Section 3.2, the Receiving Party will obtain no right of any kind relating to, or license under, Disclosing Party’s Confidential Information, including no right to file, own, or obtain any patent application or patent claiming such Disclosing Party’s Confidential Information, by reason of this Agreement or any performance thereunder. Nothing in this Agreement shall be deemed to transfer any ownership interest in the Disclosing Party’s Confidential Information to the Receiving Party. For clarity, any patent applications filed by Customer shall not include Confidential Information of Catalent specific to the iPSC such that the patent applications and filings identify the iPSC provided to Customer by Catalent.

8.	Intellectual Property
8.1.

Nothing in this Agreement shall affect the ownership of either Party’s Background Knowledge and no license or transfer of any rights to such Background Knowledge is made under this Agreement, except for the limited license granted under Section 3.2.

8.2.

All Results, generated by or on behalf of Customer or its Affiliates or Permitted Recipients through the use of the Materials and Materials Information, are, as between the Parties, the sole and exclusive property of Customer or its applicable Affiliates or Permitted Recipients.

8.3.

Notwithstanding Customer‘s or its applicable Affiliates‘ or Permitted Recipients’ ownership of the Results, Customer, its applicable Affiliates and Permitted Recipients shall not identify or specifically reference the iPSC provided hereunder in any patent applications filed by Customer or its applicable Affiliates or Permitted Recipients.

8.4.	[***].
9.	Report

Until the First Commercial Sale of the Product, Customer will provide to Catalent on a regular basis, at least annually, a report, in the format set out in Annex II, on the status and progress of its development of the Product. Such report will include an update on the status of the Regulatory Approval of the Product and a high-level overview of information applicable to development and commercialization of the Product.

10.	Payments
10.1.

The compensation to be paid by Customer to Catalent in consideration for the rights granted by Catalent hereunder are [***]. All payments to Catalent shall be made without the withholding of any taxes other than as required by Applicable Laws, and Catalent shall be responsible for any value added tax or other tax, charge or levy applicable to such payment made to Catalent. For clarity, all payments due by Customer to Catalent shall be made and are expressed in this Agreement in U.S. dollars (USD).

10.2.	Upfront Fee

Promptly after the Effective Date, Catalent shall issue to Customer in invoice for [***] (“Upfront Fee”). Customer will pay to Catalent within [***] of receipt of such invoice the [***].

10.3.	Milestone payments

[***]

10.4.	Royalties
a)	As of the Effective Date and for a period of [***].
b)	Following the [***] in which [***] payment is due, within [***], Customer shall pay to Catalent [***] and submit to Catalent [***].
c)

[***] shall be payable in U.S. dollars (USD). Monetary conversion from the currency of a foreign country, in which Net Sales are achieved, into USD shall be calculated using the conversation rate mechanism under GAAP applied by Customer or its Affiliates or Permitted Recipients in preparing its financial statements for the applicable calendar quarter.

d)

Customer shall maintain complete and accurate books and records that would enable [***] fees payable herein to be verified by an independent auditor. The records for each calendar quarter shall be maintained for at least [***] after submission of each [***] report. No more than once per year, Catalent shall be entitled to have audited by an independent auditor reasonably acceptable to Customer all relevant books of accounts and records regarding all transactions [***] owed under this Agreement upon giving reasonable advanced notice and provided such audit occurs during Customer’s ordinary business hours. If such an audit reveals that Customer has failed to properly account for [***] owing to Catalent hereunder, and the amount [***] owed to Catalent including those which the Customer has failed to properly account for or pay in respect to any calendar quarter exceeds [***] accounted for and paid to Catalent for such period by more than [***], Customer shall, in addition to paying Catalent such balance together with interest at an annual rate of [***] points above the applicable base rate set by the European Central Bank on the overdue [***] amount, and shall reimburse Catalent for its direct out-of-pocket expenses incurred in connection with such audit.

10.5.

If Customer is required to enter into one or several licensing agreement(s) with Third Party(ies), with respect to generation or use of Catalent’s iPSCs in order to commercialize a Product, and the total [***]. This provision will only operate in respect of a licensing agreement between Customer and Third Parties when the need for such license agreement is based on an opinion of counsel acceptable to both Parties, or a court order. [***].

10.6.	Annual Minimum Fees

[***].

10.7.

If Customer is in default with any payment as set out in Sections 10.1 to 10.4, Catalent shall be entitled to claim default interest at an annual rate of [***] points above the applicable base rate set by the European Central Bank, unless the highest interest rate permitted by Applicable Laws is lower. Catalent reserves the right to assert further claims for damages due to default.

10.8.	Invoices shall be sent to Customer to the following address:

[***]

10.9.	Catalent shall be responsible for the payment of any and all taxes levied on account of [***] payments paid to Catalent by Customer under this Agreement.

11.	Representations and Warranties
11.1.	Catalent hereby represents and warrants that:
a)

The iPSC were manufactured in compliance with Applicable Laws; Catalent has and shall have and maintain in force and effect all licenses, permits, authorizations, registrations and qualifications necessary or appropriate to perform its obligations hereunder;

b)

A certificate has been issued on [***] by [***]  confirming that the manufacturing at Catalent’s site in [***] complies with the Good Manufacturing Practice requirements referred to on the principles and guidelines of Good Manufacturing Practice as laid down in EU-Directive 2003/94/EC and Catalent will continue to maintain such certification;

c)

An ethics approval for the manufacturing of iPSC has been obtained by Catalent from a competent ethics committee under Applicable Law as well as an informed consent of each Donor for the use of the cells for pre-clinical, clinical and/or commercial application, all as far as ATMP application is concerned, prior to manufacture of the iPSC;

d)	Catalent will provide Customer with pseudonymized data only and will not provide Customer with any protected health information or personally identifiable information;
e)	To the best of Catalent’s knowledge, the execution and performance of this Agreement does not and will not conflict with any agreement, oral or written, to which Catalent is bound; and
f)

Catalent is [***]  and, to its best knowledge, has not infringed or misappropriated and will not infringe or misappropriate any Third Party patent or other intellectual property rights in the manufacture, use, delivery or sale of iPSC;

g)	Catalent has all necessary rights to grant the licenses to Customer under this Agreement;
h)	Save as expressly set out in the preceding paragraphs of this Section 11.1:

Catalent makes no warranties, expressed or implied, of merchantability or fitness of Materials for the Purpose.

Catalent does not warrant that the Materials may be used and/or exploited without infringing patent or other intellectual property rights of a Third Party.

Furthermore, it is the responsibility of the Customer to ensure that the transfer of the iPSC from Catalent’s facility to the place of delivery designated by the Customer does not infringe any Third Party’s rights nor violate Applicable Laws.

11.2.	Customer hereby represents and warrants at all times during the Term that:
a)	Materials shall be used and stored in compliance with the provisions of Applicable Laws;
b)	Modifications/Product will not be administered or applied to humans in a Clinical Trial or commercialized until the condition set forth in Section 4.3 (b) has been fulfilled; and
c)	Customer has no knowledge that the execution and performance of this Agreement conflicts with any agreement, instrument or understanding, oral or written, to which Customer may be bound.
d)	Customer shall notify Catalent of any quality issues relating to iPSC, Progeny 1, as soon as it becomes aware of them;
e)	Except to the extent required under Applicable Laws, Customer under no circumstances will try to identify or contact the Donors from whose blood samples the iPSC were derived.
12.	Indemnification; Limitation of Liability
12.1.	[***].
12.2.	[***].
12.3.	[***].
12.4.	Indemnification Procedure.

All obligations in Sections 12.1, 12.2 and 12.3 are conditioned upon the indemnified Party (A) promptly notifying the indemnifying Party of any suit, action, claim, or proceeding or other liability (each, an “Indemnified Matter”) of which the indemnified Party becomes aware (including a copy of any complaint, summons, notice, or other instrument related to the Indemnified Matter); provided, however, that any failure to provide such notice shall not relieve the indemnifying Party of its obligations under this Section except to the extent, if any, that the indemnifying Party is actually prejudiced by such failure, (B) allowing the indemnifying Party, if it so requests, to conduct and control the defense of any such Indemnified Matter and any related settlement negotiation (at the indemnifying Party’s expense), except that the indemnifying Party (i) must promptly provide and continuously maintain such defense and (ii) may not settle such Indemnified Matter if such settlement involves the payment of any money by an indemnified person, an injunction against such indemnified person, or any admission of liability by such indemnified person), (C) cooperating with the indemnifying Party upon request in the defense of the Indemnified Matter or any related settlement negotiation (at the indemnifying Party’s expense), and (D) not compromising or settling the Indemnified Matter without the prior written consent of the indemnifying Party, not to be unreasonably withheld, conditioned, or delayed.

12.5.	[***].
13.	Term and Termination
13.1.	The Agreement shall commence on the Effective Date and shall remain in effect until terminated in accordance with the provisions of this Section 13 (herein referred to as “Term”).
13.2.

Customer may terminate this Agreement without cause at any time upon [***] prior written notice to Catalent provided that Customer shall continue [***] payments due by Customer, its Affiliates or Permitted Recipients in accordance with Section 10.4 for any Net Sales generated by any remaining Products on the market following such termination and Customer, its Affiliates and its Permitted Recipients shall have the right to commercialize such Products.

13.3.

In the event that a Party commits a Material Breach and fails to cure such Material Breach within [***] after receiving written notice requesting cure of the breach from the non-breaching Party, the non-breaching Party may terminate this Agreement effective immediately without additional notice.

13.4.

Besides a termination according to Section 13.2 for convenience or Section 13.3 for Material Breach or default, Customer has the right to suspend the application of Section 10 of this Agreement (payments) on a Product-by-Product and country by country basis, in case:

a)	[***]
b)	[***].
13.5.

For clarity, Customer may only suspend Section 10 of the Agreement for the Product(s) concerned by a) or b) in Section 13.4 above. The Agreement shall remain fully applicable for non-affected Product(s). Customer must provide to Catalent reasonable proof of the existence of one of the aforementioned reasons for suspension. Termination of this Agreement for any reason shall not relieve a Party of any obligation accruing prior to such termination; e.g. payments made prior to such termination are not to be returned, payment obligations that became due prior to such termination, but which were not fulfilled at the date of termination or expiration must then be satisfied without delay.

13.6.

In case of any termination of this Agreement, the rights and obligations in Sections 4, 6, 7, 8, 10.4, 11.1 (h), 12, 14, 15, 16.1, 17, 18 and this Section 13.6 shall survive. The rest of section 11 shall survive for a period of [***] following termination of this Agreement.

14.	Notices

Any notice to be given hereunder by either Party to the other Party will be in writing addressed to the address set forth in the introductory paragraph above (unless either Party provides written notice of a different address) and will be deemed delivered (a) upon delivery if hand delivered personally, (b) on the next business day if delivered or sent by electronic mail or facsimile, (c) on the business day after dispatch if sent by internationally recognized overnight courier, or (d) on the tenth (10th) business day following the date of mailing if sent by mail. Notices to Catalent shall be made to the attention of the managing director(s), along with a copy (which shall not constitute notice) to [***] and [***] (unless Catalent provides written notice of a different e-mail address). Notices to Customer shall be made to the attention of the Associate Generate Counsel/Legal Department, along with a copy (which shall not constitute notice) to [***] (unless Customer provides written notice of a different e-mail address).

15.	Public Disclosure

Except as required by Applicable Laws, neither Party may use the name or logo of the other Party in any public document or public disclosure whether written, oral or otherwise communicated, or issue any press releases relating to this Agreement or the cooperation based thereon without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed, provided, however, that once any press release or other written statement is approved for disclosure by the Parties, either Party may make a subsequent public disclosure of the contents of such press release or other statement without further approval of the other Party.

16.	Communication with Regulatory Authorities and Regulatory Filings
16.1.

Except to the extent not permitted under Applicable Laws, any submission of Materials Information as well as other of Catalent’s Confidential Information by Customer or its Representatives to Regulatory Authorities is subject to the prior written approval of Catalent which shall not be withheld unreasonably.

16.2.

Catalent shall support within reasonable limits and to the extent that Catalent is legally able to do so Customer’s regulatory filings, including but not limited to the submission of documents, and in connection therewith shall be obligated to disclose such proprietary information to Regulatory Authorities as reasonably requested (but in no case information disclosing the identity of the Donors), provided that all information provided to Regulatory Authorities by Catalent shall remain the Confidential Information of Catalent and shall remain subject to the terms of this Agreement.

17.	Governing law and dispute resolution
17.1.

This Agreement shall be construed and interpreted in accordance with the laws of the state of Delaware, USA, excluding its rules for choice of law. The UN Convention on Contracts for the International Sale of Goods shall not apply.

17.2.

In the event of any dispute, controversy or claim arising out of or relating to this Agreement, or to any breach hereof, the Parties shall attempt first to resolve the dispute by good faith negotiation by senior executives or the equivalent of each Party. If the Parties are unable to reach agreement by negotiating in good faith within [***] of written assertion of a claim, to the Parties shall resolve the dispute through binding arbitration under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) by a panel of three (3) arbitrators appointed in accordance with the said Rules. Each Party will nominate one (1) arbitrator, and the two (2) arbitrators so nominated shall nominate a third (3rd) arbitrator, who shall act as the chairperson of the tribunal.

17.3.

The seat of the arbitration shall be Dover, Delaware, USA or at such other location as the Parties shall agree in writing. The language of the arbitral proceedings shall be English. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of the damages permitted under this Agreement. The arbitrator shall award to the prevailing Party, if any, its costs and attorneys’ fees and expenses reasonably incurred in connection with the arbitration, as well as any cost of collection or enforcement of any arbitral award. Judgment upon the award rendered by such arbitrator(s) shall be final binding on the Parties and may be entered by any court or forum having jurisdiction. All negotiations and proceedings pursuant to this Section 17 shall be treated as Confidential Information of both Parties and shall also be treated as compromise and settlement negotiations for purposes of Rule 408 of the Federal Rules of Evidence and comparable state rules of evidence. Any mediator or arbitrator shall be bound by an agreement containing confidentiality provisions at least as restrictive as those contained in this Agreement.

18.	Miscellaneous
18.1.

This Agreement, together with the annexes, collectively constitute the entire understanding between the Parties, and this Agreement supersedes any contract, agreement, or understanding (oral or written) of the Parties, with respect to its subject matter, including the Material Transfer Agreement. For the avoidance of doubt, this Agreement does not supersede any existing, generally applicable confidentiality agreement between the Parties as it relates to periods prior to the Effective Date or to business dealings not covered by this Agreement. No provision of this

Agreement may be amended except upon written agreement signed by a representative of each of the Parties.

18.2.

Failure by either Party to insist upon strict compliance with any term of this Agreement in any one or more instances will not be deemed a waiver of its rights to insist upon such strict compliance with respect to any subsequent non-compliance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by an authorized employee or officer of such Party.

18.3.

If any provision of this Agreement is declared invalid or unenforceable by a court or other body of competent jurisdiction, then all remaining provisions of this Agreement shall continue in full force and effect as if this Agreement had been executed without the invalid provision.

18.4.

Neither Party shall assign any of its rights or obligations under this Agreement without the prior written consent of the other Party. Notwithstanding the above, either Party may assign this Agreement (subject to written notice) to an Affiliate or to a successor of all or substantially all of such Party’s business or assets to which this Agreement relates, whether by merger, consolidation, sale of assets or otherwise. Any purported assignment in contravention of the foregoing will be null and void. The rights and obligations of the Parties under this Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of the Parties, including any entity acquiring all of Customer’s rights to the Product(s) under this Agreement (particularly with respect to payment obligations set forth in Section 10), and such successors and permitted assigns shall have all rights and responsibilities of such Party as if a direct party hereto. No assignment, delegation or transfer will relieve either Party of the performance of any accrued obligation that such Party may then have under this Agreement.

18.5.

This Agreement may be executed in two original counterparts, each of which shall be deemed to be an original and both of which, taken together, shall constitute one agreement binding on both Parties. This Agreement may be executed by electronic signature via PDF.

18.6.	Each Party must bear and is responsible for its own costs and expenses in connection with the preparation, execution and carrying into effect of this Agreement.
18.7.

The Parties shall execute, acknowledge, and deliver such further instruments and take all such other incidental acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement.

18.8.

The relationship of the Parties is that of independent contractors, and neither Party will incur any debt or make any commitment for the other Party except to the extent expressly provided in this Agreement. Nothing in this Agreement is intended to create or will be construed as creating between the Parties the relationship of joint ventures, partners, employer/employee, or principal and agent. Neither Party shall have any responsibility for the hiring, termination, or compensation of the other Party’s employees or contractors or for any employee benefit or other employment-related obligation of any such employee or contractor.

18.9.	No part of this Agreement is to be construed to the disadvantage of a Party because that Party was responsible for its preparation.
18.10.	The captions in this Agreement are for convenience only and are not to be interpreted or construed as a substantive part of this Agreement.
18.11.	This Agreement shall not confer any right or remedy upon and is not for the benefit of any Third Party.
18.12.

Neither Party will be liable for any failure to perform or for delay in performance resulting from any cause beyond its reasonable control, including without limitation acts of God, law, or regulation, or other action or failure to act of any government or agency thereof, fires, earthquakes, floods or weather, strikes or lockouts, factory shutdowns, embargoes, wars, insurrections, hostilities or riots, shortages in transportation, epidemic, pandemic, or failure of suppliers, vendors, public utilities or common carriers. If the cause continues unabated for [***], then both Parties shall meet to discuss and negotiate in good faith what modifications to this Agreement should result from such cause.

On Behalf of Catalent	On Behalf of Customer

Date: 12/13/2022	Date: 12/13/2022

/s/ [***]	/s/ Chad Cowan

NAME: [***]	NAME: Chad Cowan
FUNCTION: President Catalent Biomodalities	FUNCTION: CEO Clade Therapeutics

Annex I - User Notice

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